EXHIBIT 21.1

Jabil Circuit, Inc. Subsidiaries*

Ownership is 100% except where designated

Celebit Technology Private Limited (India)

Celetronix India Private Limited (India)

Celetronix Mauritius Limited (Mauritius)

Celetronix USA, Inc. (USA)

D-J, Inc. (USA)

Digitek Electronics Limited (Hong Kong)

F-I Holding Company (Cayman Islands)

GET Manufacturing (USA), Inc. (USA)

Green Point (Suzhou) Technology Co., Ltd. (China)

Green Point (Tianjin) Electronic Technology Co., Ltd. (China)

Green Point (Tianjin) Precision Electronic Co., Ltd. (China)

Green Point (Wuxi) Electronic Technology Co., Ltd. (China)

Green Point (Yantai) Precision Electronic Co., Ltd. (China)

Green Point Industrial Co., Ltd. (British Virgin Islands)

Green Point Precision (M) Sdn. Bhd. (Malaysia)

Green Point Precision (Nanjing) Co., Ltd. (China)

Green Point Precision Components Co., Ltd. (Taiwan)

Green Point Technology (Shenzhen) Co., Ltd. (China)

Green Point Technology (Wuxi) Co., Ltd. (China)

Green Prosperity Co., Ltd. (British Virgin Islands)

Jabil (BVI) II Ltd. (British Virgin Islands)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V. (Mexico)

Jabil Advanced Mechanical Solutions, Inc. (USA)

Jabil AMS, LLC (USA)

Jabil Assembly Poland sp. z.o.o. (Poland)

Jabil C.M. S.r.l. (Italy)

Jabil Canada Corporation (Canada)

Jabil Circuit (Beijing) Ltd. (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (USA)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit China Manufacturing Limited (Guernsey)

Jabil Circuit de Chihuahua S. de R.L. de C.V. (Mexico)

Jabil Circuit de Mexico S.A. de C.V. (Mexico)

Jabil Circuit de Reynosa, S. de R.L. de C.V. (Mexico)

Jabil Circuit Financial, Inc. (USA)

Jabil Circuit Financial II, Inc. (USA)

Jabil Circuit GmbH (Germany)

Jabil Circuit Guadalajara, LLC (USA)

Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands)

Jabil Circuit Holdings GmbH (Germany)

Jabil Circuit Holdings Limited (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Investment (China) Co., Ltd (China)

Jabil Circuit Italia S.r.l. (Italy)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg S.a.r.l. (Luxembourg)

Jabil Circuit Luxembourg II S.a.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (USA)

Jabil Circuit Poland sp. z.o.o. (Poland)

Jabil Circuit Real Estate GmbH (Germany)

Jabil Circuit Reynosa, LLC (USA)

Jabil Circuit SAS (France)

Jabil Circuit Sdn Bhd (Malaysia)

Jabil Circuit Services Limited (Hong Kong)

Jabil Circuit Technology LLC (Cayman Islands)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Circuit, LLC (USA)

Jabil Defense and Aerospace Services, LLC (USA)

Jabil Denmark Aps (Denmark)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil Hungary LP Services, LLC (Hungary)

Jabil Industrial do Brasil Ltda. (Brazil)

Jabil International Treasury Pte. Ltd (Singapore)

Jabil Investment Pte. Ltd. (Singapore)

Jabil Israel Ltd. (Israel)

Jabil Japan, Inc. (Japan)

Jabil Luxembourg Manufacturing S.a.r.l. (Luxembourg)

Jabil Mexico Investment, S. de R.L. de C.V. (Mexico)

Jabil Mexico, S.A. de C.V. (Mexico)

Jabil Sdn Bhd (Malaysia)

Jabil Technology (Chengdu) Co., Ltd (China)

Jabil Vietnam Company Limited (Vietnam)

Jabil, Limited Liability Company (Russian Federation)

JP Danshui Holding (BVI) Inc. (British Virgin Islands)

Mikromashina (Russian Federation) (Jabil indirectly owns 53% of this entity)

New Venture Group LLC (USA)

NP Medical Inc. (USA)

NPA de Mexico S. de R.L. de C.V. (Mexico)

Nypro Alabama LLC (USA)

Nypro Atlanta Inc. (USA)

Nypro China Holdings Limited (Hong Kong)

Nypro de Amazonia (Brazil)

Nypro de la Frontera, S. de R.L. de C.V. (Mexico)

Nypro Deutschland GmbH (Germany)

Nypro Forbes Products Limited (India) (Jabil indirectly owns 50% of this entity)

Nypro France SAS (France)

Nypro Germany Holdings GmbH (Germany)

Nypro Germany Verwaltungs B.V. & Co. KG (Germany)

Nypro Global Holdings CV (Netherlands)

Nypro Guadalajara S.A. de C.V. (Mexico)

Nypro Healthcare Baja Inc. (USA)

Nypro Healthcare GmbH (Germany)

Nypro Hong Kong Limited (Hong Kong)

Nypro Hungary Műanyagtechnika Kft (Hungary)

Nypro Inc. (USA)

Nypro International Holdings BV (Netherlands)

Nypro Iowa Inc. (USA)

Nypro JV Holdings Inc. (USA)

Nypro Korea Ltd. (Korea)

Nypro Limited (Ireland)

Nypro Monterey Inc. (USA)

Nypro Monterrey Management S. de R.L. de C.V. (Mexico)

Nypro Nagyigmánd Vagyonkezelő Kft (Hungary)

Nypro Oregon Inc. (USA)

Nypro Plastics & Metal Products (Shenzhen) Co., Ltd. (China)

Nypro Plastics & Molding Products (Suzhou) Co., Ltd. (China)

Nypro Puerto Rico Inc. (USA)

Nypro Realty Corp (USA)

Nypro Realty Holdings Inc. (USA)

Nypro Realty Limited Partnership (USA)

Nypro Research and Development Limited (Ireland) (Jabil indirectly owns 98.8% of this entity)

Nypro Singapore Mold Pte Ltd (Singapore)

Nypro Singapore Pte Ltd (Singapore)

Nypro Tool (Shenzhen) Co., Ltd. (China)

Nypro Tool (Suzhou) Co., Ltd. (China)

Nypro Tool Hong Kong Limited (Hong Kong)

NyproMold Chicago Inc. (USA) (Jabil indirectly owns 50% of this entity)

NyproMold Inc. (USA) (Jabil indirectly owns 50% of this entity)

NyproMold Investment Corp. (USA) (Jabil indirectly owns 50% of this entity)

Plasticast Hungary Korlátolt Felelősségű Társaság (Hungary) (Jabil indirectly owns 20% of this entity)

Plasticast N Hold, S.L. (Spain) (Jabil indirectly owns 20% of this entity)

PT Jabil Circuit Indonesia (Indonesia)

Radius Chicago LLC (USA) (Jabil indirectly owns 90% of this entity)

Radius Hong Kong Limited (Hong Kong) (Jabil indirectly owns 90% of this entity)

Radius Product Development and Consultation (Beijing) Co., Ltd. (China) (Jabil indirectly owns 90% of this entity)

Radius Product Development Inc. (USA) (Jabil indirectly owns 90% of this entity)

Shanghai Caohejing Xinzhou Economic Development Limited Company (China)

Sypro Optics GmbH (Germany)

Taiwan Green Point Enterprises Co., Ltd. (Taiwan)

Taiwan Green Point Enterprises Co., Ltd. (BVI) (British Virgin Islands)

Westing Green (Tianjin) Plastic Co., Ltd (China)

*	Jabil Circuit, Inc. subsidiaries list as of August 31, 2014, not including certain immaterial subsidiaries dissolved prior to August 31, 2014.